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                                                                    Exhibit 99.2

                                 GENERAL RELEASE

          For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, BCC Acquisition II LLC, a Delaware limited liability company ("Releasor"), hereby agrees as follows:

          1. Release. Releasor hereby releases (i) Diametrics Medical, Inc., and its predecessor entities, affiliates and subsidiaries (collectively "DMED"),
(ii) each of the parties set forth on Schedule A hereto (the "Additional Release Parties") and (iii) each of their past and present shareholders, employees and former employees, agents, directors, officers, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to DMED or the Additional Release Parties, as applicable (collectively, "Releasees"), from any and all claims, demands and causes of action of any kind or nature, whether known or unknown or suspected or unsuspected to Releasor, which Releasor now owns or holds, or has at any time before this owned or held against any of them relating to, arising out of, or in any way connected with DMED or the Additional Release Parties, as applicable; provided, however, that such release shall not apply to any rights, claims, demands or causes of action by Releasor against DMED or any other person with respect to indemnification, exculpation or other rights or agreements to be held harmless in favor of Releasor pursuant to applicable law, DMED's articles of incorporation and bylaws or other contractual arrangements in effect on the date hereof.

          2. California Civil Code Section 1542. It is Releasor's intention that Releasor's execution of this Agreement will forever bar any released claims, demand, cause of action, charge and grievance related to DMED and the Releasees. Because this is Releasor's intention, Releasor expressly waives any and all rights and benefits conferred upon Releasor by the provisions of Section 1542 of the California Civil Code. Section 1542 provides:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          3. Remedies, Attorney Fees, Binding Arbitration. Releasor will not bring any action against DMED or the Releasees with respect to any claims, demands or causes of action released pursuant to in this Agreement. In the event Releasor brings any such action: (a) DMED will be entitled to all lawful remedies; and (b) all other provisions of this Agreement will remain in full force and effect. In the event of any dispute arising out of or related to this Agreement, the parties agree to enter into binding arbitration under the commercial rules of the American Arbitration Association. The location for such arbitration shall be Minneapolis, Minnesota. The governing law shall be California law. The prevailing party shall be entitled to recover reasonable attorney's fees and costs.

          4. Enforceability. If any term or provision of this Agreement is held to be invalid or unenforceable, the remaining terms or provisions of this Agreement will continue to be valid and will be performed, construed and enforced to the fullest extent permitted by law, and the invalid or unenforceable term will be deemed amended and limited in accordance with the intent of the parties, as determined from the face of the Agreement, to the extent necessary to permit the maximum enforceability or validation of the term or provision.

          5. Headings. Paragraph headings are for the convenience of the parties only.

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          IN WITNESS WHEREOF, Releasor has executed and delivered this General
Release as of the day and year set forth below.

Date:  ________________, 2005

                                        BCC ACQUISITION II, LLC

                                        By: Bay City Capital Fund I, L.P., its
                                            Manager

                                        By: Bay City Capital Management LLC, its
                                            general partner


                                        By: /s/ Fred Craves
                                            ------------------------------------
                                            Fred Craves, Manager and Managing
                                            Director

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                                   SCHEDULE A

                           Additional Release Parties

Ocean Park Advisors, LLC
M.A.G. Capital, LLC
Longview Equity Fund, LP
Longview Fund, LP
Longview International Equity Fund, LP
Mercator Momentum Fund III L.P.
Mercator Momentum Fund L.P.
Monarch Pointe Fund, LTD.
Camden International LTD.